RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             THOMAS INDUSTRIES INC.

                        --------------------------------


                  The original Certificate of Incorporation of THOMAS INDUSTRIES INC. was filed with the Secretary of State of Delaware on December 28, 1928, under the name The Electric Sprayit Company. The following Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the corporation's Certificate of Incorporation, and all amendments thereto, and there is no discrepancy between those provisions and the following provisions:

                  FIRST:  The name of the corporation is Thomas Industries Inc.

                  SECOND: The registered office of the corporation in the State of Delaware shall be located at 306 South State Street, City of Dover, County of Kent. The name and address of its registered agent shall be United States Corporation Company, 306 South State Street, Dover, Delaware 19901.

                  THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

                  To carry on the business of mechanical and electrical engineers, toolmakers, machinists, founders, metal workers, smiths, builders, fitters, cutlers and merchants, and any other similar business or businesses which may seem calculated directly or indirectly, to enhance the value of or render profitable any of the company's property or rights, or conducive to any of the company's objects, and in particular to manufacture, buy, sell, job, deal in and deal with lighting fixtures, equipment and furnishings, including lamps, built-in fixtures and fluorescent lighting equipment, cooking utensils and kitchen ware, electrical spraying machines, blowers, blow torches, air compressors, mechanical and mercantile devices, equipment, specialties, machines, parts, appliances for household and commercial use, utilities, implements, castings, tools, fixtures, hardware, instruments and apparatus of every kind and nature and any other articles of commerce ordinarily made in a thoroughly equipped machine shop, factory, laboratory or foundry.

                  To manufacture, handle, install, deal in, contract for or otherwise acquire, advertise, promote, introduce, distribute, buy, sell or otherwise dispose of for itself, or for any other or others, any and all kinds of stoves, heaters, burners, furnaces, boilers, ovens, kilns; and to create, establish, build up, and maintain a purchasing or selling organization for the promotion, sale, advertisement, distribution, or introduction of any of the aforesaid.

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                  To build, erect, construct, purchase, hire or otherwise
         acquire, buy, sell, own, dispose of, provide, establish, maintain, hold, lease and operate stores, factories, warehouses, mills, agencies, buildings, structures, offices, houses, works, machinery, plants, terminals, and other buildings and structures, and all other property and things of whatsoever kind and nature, real, personal and mixed, tangible and intangible, including good will, within and without the State of Delaware, and in any part of the world, suitable, necessary, useful or advisable in connection with any of the objects hereinabove or hereinafter set forth.

                  To manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, to invest, trade, deal in and deal with, goods, wares and merchandise and real and personal property of every class and description.

                  To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

                  To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copy-rights, trade marks and trade names, relating to or useful in connection with any business of this corporation.

                  To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidence of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state, country, nation or government, and while the owner thereof to exercise all the rights, powers and privileges of ownership.

                  To issue bonds, debentures, or obligations of this corporation from time to time, for any of the objects or purposes of the corporation, and to secure the same by mortgage, pledge, deed of trust, or otherwise.

                  To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

                  To have one or more offices to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories or Colonies of

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         the United States, and in any and all foreign countries, subject to the laws of such State, District, Territory, Colony or Country.

                  In general, to carry on any outer business in connection with the foregoing, whether manufacturing or otherwise, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the law hereinafter referred to and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

                  The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

                  FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 12,200,000 consisting of 12,000,000 shares of Common Stock of the par value of $1 each (hereinafter collectively referred to as the "Common Stock"), and 200,000 shares of Preferred Stock, of the par value of $100 each (hereinafter referred to as the "Preferred Stock"), issuable in series in accordance with paragraph 1 below.

                  The following is a description of each of the classes of stock of the corporation and a statement of the powers, preferences and rights of such stock, and the qualifications, limitations and restrictions thereof:

                  1. (a) The Preferred Stock shall be issued, from time to time, in one or more series, and the series shall be known and designated by such appropriate designations as may be stated and expressed in such resolution or resolutions providing for the issue of the stock of such series as may be adopted by the Board of Directors from time to time, a copy of which resolution or resolutions shall have been set forth in a certificate made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Delaware in order to make the same effective. Each series shall consist of such number of shares as shall be stated and expressed in such resolution or resolutions, providing for the issue of the stock of such series, as may be adopted by the Board of Directors from time to time, together with such additional number of shares as the Board of Directors by resolution or resolutions may from time to time determine to issue as a part of such series; provided, however, that the maximum number of shares of any series may be fixed in the initial resolution providing for the issue of such series, and the total number of shares of Preferred Stock of all series shall not exceed in the aggregate 200,000 shares. All shares of any one series of such Preferred Stock shall be alike in every particular except that shares issued at different times may accumulate dividends from different dates. The Board of Directors shall have power and authority to state and determine, in the resolution or resolutions providing for the issue of each series of Preferred Stock the number of shares of such series authorized to be issued, the voting powers (if any) and the designations, preferences and relative, participating, optional or other rights appertaining to such series, and the qualifications, limitations or restrictions thereof (including, but not by way of limitation, full power and authority to determine as to the Preferred Stock of such series, the rate or rates of dividends payable thereon, the times of payment of such dividends, the prices and manner upon which the same may be redeemed, the amount or amounts payable thereon in the event of liquidation, dissolution or winding up of the corporation, and the rights (if any) to convert the same into, and/or to purchase, stock of any other class or series). The Board of Directors may from time to time decrease the number of shares of any series of Preferred Stock (but not below the number thereof then outstanding) by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof and may assign such unissued shares to an existing or newly created series. Resolution or resolutions adopted pursuant to this paragraph 1 shall have no provisions which are inconsistent with the corporation's Certificate of Incorporation, as amended, applicable to all Series of Preferred Stock.

                  (b) The foregoing provisions of this paragraph 1 with respect to the creation or issuance of additional series of Preferred Stock shall be subject to any additional conditions with respect thereto which may be contained in any resolutions then in effect which shall have theretofore been adopted in accordance with the foregoing provisions of this paragraph 1 with respect to any then outstanding series of Preferred Stock.

                  2. All shares of Preferred Stock shall have the same powers, preferences and rights, and shall be subject to the same qualifications, limitations or restrictions, without distinction as between series, except as provided herein or in resolutions of the Board of Directors pursuant to paragraph 1 above.

                  3. The holders of Preferred Stock shall be entitled to receive, and the corporation shall be obligated to pay, when and as declared by the Board of Directors of the corporation, out of any legally available surplus or net earnings or other legally available funds of the corporation, preferential cumulative dividends (which shall accumulate whether or not earned or declared) at the rates and at payment dates as may be designated by resolution of the Board of Directors for the shares of each series of such Preferred Stock established by the Board of Directors of the corporation in accordance with paragraph 1 above. The holders of Preferred Stock shall not be entitled to receive any dividends over and above such preferential dividends. Such preferential dividends shall be paid or declared and set apart for payment in full for all previous dividend periods as to the Preferred Stock of each series, before or concurrently with the declaration or payment of or setting apart of any funds or assets for payment of any dividends on, or the making of or the setting apart of any funds or assets for any distribution with respect to, the Common Stock. If any dividends are paid on any of the Preferred Stock at any time in an aggregate amount less than the total dividends then accumulated and payable on all of the Preferred Stock then outstanding, the amount to be distributed shall be paid on each series of Preferred Stock in the proportions that the dividends then accumulated and payable on each series bears to the total dividends then accumulated and payable on all outstanding series of Preferred Stock.

                  4. At any time after all preferential dividends on the Preferred Stock for all previous dividend payment periods shall have been paid or declared and set apart for payment, the Board of Directors may (subject to any conditions with respect thereto that may be contained in any then effective resolutions adopted in accordance with the provisions of paragraph 1 hereof) declare dividends on the Common Stock out of any legally available surplus or net earnings.

                  5. Any Preferred Stock purchased or redeemed for the account of any retirement fund established by the Board of Directors in respect of any series of Preferred Stock issued in accordance with paragraph 1 above may not be reissued but shall be cancelled and retired.

                  6. In the event of any liquidation, dissolution or winding up of the corporation or any distribution of its assets, whether voluntary or involuntary, the holders of the outstanding Preferred Stock of each series shall be entitled to receive out of the assets of the corporation, before any payment or distribution is made out of said assets to the holders of the Common Stock, such amount as is determined by resolution of the Board of Directors establishing said series in accordance with paragraph 1 above, together with an additional amount equal to all accrued and unpaid dividends thereon (whether or not earned or declared) to the date payment is made available to the holders of Preferred Stock, without preference or priority of any series over any other series. If less than such full amounts are paid or set apart for payment to holders of Preferred Stock, any amount so paid or payable shall be paid on each series of Preferred Stock in proportion to the respective amounts payable to each of the series in full payment. After payment or the setting apart for payment to the holders of each series of Preferred Stock of the preferential amounts so payable to them, all the remaining assets of the corporation shall belong to and be distributable pro rata to the holders of Common Stock.

                  7. (a) The holders of the Common Stock shall be entitled to one vote for each share thereof held at any meeting of the shareholders of the corporation.

                  (b) The rights of the Common Stock in the event of liquidation are set forth at the conclusion of paragraph 6.

                  8. No holder or owner of any share of stock of the corporation shall have any pre-emptive right to acquire additional shares of stock of any class of the corporation, or obligations convertible into shares of any class of stock of the corporation.

                  FIFTH: The amount of capital with which this corporation will commence business is ten (10) shares.

                  SIXTH: The names and places of residence of the original subscribers to the capital stock and the number of shares subscribed for by each are as follows:

         NAME                        RESIDENCE                   NO. OF SHARES
A. L. Miller                   Wilmington, Delaware                     4
A. V. Lane                     Wilmington. Delaware                     3
C. S. Peabbles                 Wilmington, Delaware                     3

                  SEVENTH: (a) Except as set forth in paragraph (d) of this Article, and in addition to such vote as may be required by the terms of any series of Preferred Stock then outstanding, the affirmative vote of the holders of 75% of the voting power of all of the stock of this corporation entitled to vote in elections of directors shall be required:

                    (i) for a merger or consolidation of this corporation or any subsidiary thereof with or into any other corporation, or

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                    (ii) for any sale or lease of all or any substantial part of the assets of this corporation or any subsidiary thereof to any other corporation, person or other entity, or

                    (iii) for any sale or lease to this corporation or any
               subsidiary thereof of any assets (except assets having an aggregate fair market value of less than $5,000,000) in exchange for voting securities (or securities convertible into voting securities or options, warrants or rights to purchase voting securities convertible into voting securities) of this corporation or any subsidiary by any other corporation, person or other entity, if as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon such other corporation, person or other entity which is party to such a transaction is the beneficial owner, directly or indirectly, of 5% or more in number of shares of the outstanding shares of any class of stock of this corporation entitled to vote in elections of directors.

                  (b) For purposes of this Article, any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of this corporation.

                    (i) which it owns directly, whether or not of record; or

                    (ii) which it has the right to acquire pursuant to any
               agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise, whether or not presently exercisable; or

                    (iii) which are beneficially owned, directly or indirectly
               (including shares deemed to be owned through application of clause (ii) above) by an "affiliate" or "associate" as those terms are defined herein; or

                    (iv) which are beneficially owned, directly or indirectly by any other corporation, person or entity (including any shares which such other corporation, person or entity has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise, whether or not presently exercisable) with which it or its "affiliates" or "associates" has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of this corporation.

                  For the purposes of this Article SEVENTH, the outstanding shares of stock of this corporation shall include shares deemed owned through the application of clauses (b)(ii), (iii) and (iv) above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants, options or otherwise.

                  For the purposes of this Article SEVENTH, the term "affiliate" shall mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such corporation, person or other entity. The "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, person or other entity, whether through the ownership of voting securities, by contract or otherwise.

                  For the purposes of this Article SEVENTH, the term "associate" shall mean (1) any corporation or organization (other than this corporation or a majority-owned subsidiary of this corporation) of which such corporation, person or other entity is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (2) any trust or other estate in which such corporation, person or other entity has a substantial beneficial interest or as to which such corporation, person or other entity serves as a trustee or in a similar fiduciary capacity; and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of this corporation or any of its subsidiaries.

                  (c) The Board of Directors shall have the power and duty to determine for the purpose of this Article SEVENTH on the basis of information known to the Board of Directors of this corporation, whether

                    (i) such other corporation, person or other entity
               beneficially owns more than 5% in number of shares of the outstanding shares of any class of stock of this corporation entitled to vote in elections of directors;

                    (ii) a corporation, person or other entity is an "affiliate"
               or "associate" (as defined in paragraph (b) above) of another;
               and

                    (iii) the assets being acquired by this corporation, or any subsidiary thereof, have an aggregate fair market value of less than $5,000,000.

                  Any such determination shall be conclusive and binding for all purposes of this Article SEVENTH.

                  (d) The provisions of this Article SEVENTH shall not apply to any merger or other transaction referred to in this Article SEVENTH with any corporation, person or other entity if (1) the Board of Directors of this corporation has approved a memorandum of understanding with such other corporation, person or other entity with respect to such transaction prior to the time that such other corporation, person or other entity shall have become a beneficial owner of more than 5% in number of shares of the outstanding shares of stock of any class of this corporation entitled to vote in elections of directors; or (2) if such transaction is otherwise approved by the Board of Directors of this corporation, provided that a majority of the members of the Board of Directors voting for the approval of such transaction were duly elected and acting members of the Board of Directors prior to the time that such other corporation, person or other entity shall have become a beneficial owner of more than 5% in number of shares of the outstanding shares of stock of any class of this corporation entitled to vote in elections of directors. In addition, the provisions of this Article SEVENTH shall not apply to any merger or other transaction referred to in this Article SEVENTH with a subsidiary (which term shall mean a corporation of which a majority of the outstanding shares of stock entitled to vote in elections of directors is owned by this corporation directly, and/or indirectly through one or more other subsidiaries).

                  EIGHTH: The Board of Directors of the corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the corporation; (b) merge or consolidate the corporation with another corporation; or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the corporation and its stockholders, give due consideration to such factors as the Board of Directors determines to be relevant, including, without limitation, the social, legal and economic effects of the proposed transaction upon employees, customers, suppliers, and other affected persons, firms and corporations and on the communities in which the corporation and its subsidiaries operate or are located.

                  NINTH: In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                  To fix the amount to be reserved as working capital over and above its capital stock paid, in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

                  From time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this corporation (other than the stock ledger), or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right of inspecting any account, book or document of this corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors.

                  By resolution or resolutions, passed by a majority of the whole board to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions, or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

                  This corporation may in its by-laws confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by the statute.

                  Both stockholders and directors shall have power, if the by-laws so provide, to hold their meetings, and to have one or more offices within or without the State of Delaware, and to keep the books of this corporation (subject to the provisions of the statutes), outside of the State of Delaware at such places as may be from time to time designated by the Board of Directors.

                  TENTH: By-laws of the corporation may be adopted, amended or repealed by the affirmative vote of a majority of the total number of directors (fixed by such by-laws as in effect immediately prior to such vote) or by the affirmative vote of the holders of 75% of the voting power of the corporation's stock outstanding and entitled to vote thereon. Such by-laws may contain any provision for the regulation and management of the affairs of the Corporation and the rights or powers of its stockholders, directors, officers or employees not inconsistent with the laws of the State of Delaware.

                  ELEVENTH: At the 1980 annual meeting of stockholders of the corporation, the directors shall be divided into three classes, as nearly equal in number as may be, the term of office of those of the first class to expire at the first annual meeting of stockholders after their election, the term of office of those of the second class to expire at the second annual meeting of stockholders after their election, and the term of office of those of the third class to expire at the third annual meeting of stockholders after their election. At each annual election held after such initial classification and election, directors elected to succeed those whose terms expire shall be elected for a term of office to expire at the third annual meeting of stockholders after their election.

                  Newly created directorships resulting from any increase in the authorized number of directors and vacancies in the Board of Directors from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the annual meeting at which the term of the class to which they shall have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  Subject to the rights of the holders of any series of Preferred Stock then outstanding, (a) any director, or the entire Board of Directors, may be removed at any time, but only for cause; and (b) the affirmative votes of the holders of 75% of the voting power of all of the stock of the corporation entitled to vote in the election of directors shall be required to remove a director from office. The stockholders of the corporation are expressly prohibited from cumulating their votes in any election of directors of the corporation.

                  TWELFTH: Special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time by the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the by-laws of the corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons by the terms of any series of Preferred Stock then outstanding, then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

                  THIRTEENTH: No action required or permitted to be taken at any annual or special meeting of the stockholders of the corporation may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                  FOURTEENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of the Certification of Incorporation or the by-laws of this corporation (and in addition to any other vote that may be required by law, by the terms of any series of Preferred Stock then outstanding, this Certificate of Incorporation, or by the by-laws of this corporation), the affirmative vote of the holders of 75% of the voting power of all stock of this corporation entitled to vote in elections of directors shall be required to amend, alter, change or repeal Article SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH, TWELFTH, THIRTEENTH AND FOURTEENTH of this Certificate of Incorporation.

                                      * * *

                         CERTIFICATE OF ADOPTION OF THE
                    RESTATED CERTIFICATE OF INCORPORATION OF
                             THOMAS INDUSTRIES INC.

                  THOMAS INDUSTRIES INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

                  The Board of Directors of Thomas Industries Inc., at a meeting of its members held on September 27, 1984, duly adopted resolutions setting forth the foregoing Restated Certificate of Incorporation of the corporation, which only restates and integrates and does not further amend the provisions of the corporation's Certificate of Incorporation, as amended thereafter, all in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, said Thomas Industries Inc. has caused this certificate to be signed by its President and attested by its secretary, this 27th day of September, 1984.

ATTEST:                                          THOMAS INDUSTRIES INC.



/s/ Edward Schady                                By: /s/ Thomas R. Fuller
---------------------------------------             ----------------------------
      Edward Schady, Secretary                      Thomas R. Fuller, President

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION


                  THOMAS INDUSTRIES INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  FIRST: That the Board of Directors of Thomas Industries Inc., by unanimous written consent dated March 1, 1985, duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment advisable and directing that the proposed amendment be considered at the next annual meeting of stockholders for their approval. The proposed amendment is as follows:

                  The Restated Certificate of Incorporation of Thomas Industries Inc. shall be amended by changing Article FOURTH to read in its entirety as follows:

                  FOURTH: The total number of shares of stock of all classes which the Corporation has authority to issue is Twenty-Seven Million (27,000,000) shares of which Twenty-Four Million ( 24,000,000) shares shall be Common Stock, with a par value of One Dollar ($1.00) per share, and Three Million (3,000,000) shares shall be Preferred Stock, with a par value of One Dollar ($1.00) per share.

                  The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:

                  (a) The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series and, if and to the extent from time to time required by law, by filing a certificate pursuant to the General Corporation Law (or other law hereafter in effect relating to the same or substantially similar subject matter), to establish or change the number of shares to be included in each such series and to fix the designation and relative powers, preferences and rights and the qualifications and limitations or restrictions thereof relating to the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                    (i) the distinctive serial designation of such series and
               the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed Three Million (3,000,000));

                    (ii) the annual dividend rate on shares of such series.
               whether dividends shall be cumulative and, if so, from which date or dates;

                    (iii) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                    (iv) the obligation, if any, of the Corporation to retire
               shares of such series pursuant to a sinking fund;

                    (v) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

                    (vi) whether the shares of such series shall have voting
               rights, in addition to the voting rights provided, by law, and, if so, the terms of such voting rights;

                    (vii) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                    (viii) ant other relative rights, powers, preferences,
               qualifications, limitations or restrictions thereof relative to such series.

                  The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

                  The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without the separate vote of holders of Preferred Stock as a class.

                  (b) Subject to all of the rights of the Preferred Stock, and except as may be expressly provided with respect to the Preferred Stock herein, by law or by the Board of Directors pursuant to this Article FOURTH:

                    (i) dividends may be declared and paid or set apart for
               payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends;

                    (ii) the holders of Common Stock shall have the exclusive
               right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote; and

                    (iii) upon the voluntary or involuntary liquidation,
               dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

                  (c) No holder of any stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized or whether issued for cash or other consideration or by way of dividend.

                  SECOND: That thereafter on April 18, 1985, the annual meeting of the stockholders of the corporation was held, due notice thereof and of the said proposed amendment having been given as provided in the By-laws of the corporation and the laws of the State of Delaware and by resolution of the Board of Directors, to each stockholder of record to vote thereat and anon said amendment, and at said meeting of the stockholders, the amendment as aforesaid was presented for consideration and was approved by a vote of more than 50% of the outstanding shares of stock of the corporation as required by the laws of the State of Delaware.

                  THIRD: That by virtue of the above described proceedings, the said proposed amendment to the Restated Certificate of Incorporation of the corporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

                  FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

                  IN WITNESS WHEREOF, said THOMAS INDUSTRIES INC. has caused this certificate to be signed by its President and its Secretary this 18th day of April, 1985.

                                              THOMAS INDUSTRIES INC.


                                              By: /s/ Thomas R. Fuller
                                                 -------------------------------
                                                    Thomas R. Fuller, President

ATTEST

/s/ Edward Schady
--------------------------------
    Edward Schady, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             THOMAS INDUSTRIES INC.
                         ------------------------------


                  THOMAS INDUSTRIES INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

                  FIRST: That the Board of Directors of the Corporation, at a meeting of the Board of Directors, duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declared said amendment to be advisable and directed that the following proposed amendment be submitted to the shareholders of the Corporation for consideration at the Annual Meeting of Shareholders:

                  RESOLVED, that the Restated Certificate of Incorporation of the Corporation shall be amended to add a new Article FIFTEENTH to be and read in its entirety as follows:

                  "FIFTEENTH: A Director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that this Article FIFTEENTH shall not eliminate or limit a Director's liability
         (i) for any breach of the Director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
         (iii) under Section 174 or the Delaware General Corporation Law, or
         (iv) for any transaction from which the Director derived an improper personal benefit.

                  If the Delaware General Corporation Law is amended after approval by the shareholders of this Article FIFTEENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

                  Any repeal or modification of this Article FIFTEENTH shall not increase the personal liability of any Director of this corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a Director of the corporation existing at the tine of such repeal or modification.

                  The provisions of this Article FIFTEENTH shall not be deemed to limit or preclude indemnification of a Director by the corporation for any liability of a Director which has not been eliminated by the provisions of this Article FIFTEENTH."

                  SECOND: That the above amendment was approved by the affirmative vote of a majority of the outstanding stock of the Corporation entitled to vote thereon at the 1987 Annual Meeting of the Shareholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, THOMAS INDUSTRIES INC. has caused this Certificate of Amendment to be executed by its President and Secretary this 26 day of May, 1987.

                                                /s/ Thomas R. Fuller
                                         ---------------------------------------
                                                Thomas R. Fuller
                                                 President

ATTEST


/s/ Phillip J. Stuecker
-----------------------------------
Phillip J. Stuecker
Secretary

                   CERTIFICATE OF DESIGNATION, PREFERENCES AND
                   -------------------------------------------
                    RIGHTS OF SERIES A JUNIOR PREFERRED STOCK
                    -----------------------------------------

                                       OF
                                       --

                             THOMAS INDUSTRIES INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware


                  We, C. Barr Schuler, Vice President, and Phillip J. Stuecker, Secretary, of THOMAS INDUSTRIES INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

                  That pursuant to the authority conferred upon the Board of Directors by Article Fourth the Certificate of Incorporation of said Corporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors on December 23, 1987, adopted the following resolution creating a series of its Preferred Stock, par value $1.00 per share, designated as Series A Junior Preferred Stock:

                  RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of Article Fourth its Certificate of Incorporation, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

                  Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Preferred Stock" (the "Series Preferred Stock") and the number of shares constituting such series shall be 240,000.

                  Section 2. Dividends and Distributions.

                  (A) The holders of shares of Series Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $2.50, or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series Preferred Stock. In the event the

Corporation shall at any time declare or pay any dividend or Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each of those cases the multiplier set forth in clause (b) of the preceding sentence shall be adjusted by multiplying such multiplier by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  The Corporation shall declare a dividend or distribution on the Series Preferred Stock as provided in this paragraph (A) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock, provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.50 per share on the Series Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  Dividends shall begin to accrue and be cumulative on outstanding shares of Series Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series Preferred Stock in on amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 45 days prior to the date fined for the payment thereof.

                  Section 3. Voting Rights. The holders of shares of Series Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock; or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then is each such case the number of votes per share to which holders of shares of Series Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein or by law, the holders of shares of Series Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (C) (i) If at any time dividends on any Series Preferred Stock shall be in arrears in an amount equal to sin quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, the holders of Preferred Stock, voting as a class, irrespective of series, shall have the right to elect two Directors, which Directors shall be in addition to the then otherwise authorized number of Directors.

                  (ii) During any default period, such voting right of the holders of Series Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, provided that such voting right shall not be exercised unless the holders of 25% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided.

                  (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                  (iv) In any default period the holders of Common Stock, and other classes of stock of the Corporation, if applicable, shall continue to be entitled to elect the whole number of Directors then otherwise authorized.

                  (v) The Directors elected by the holders of Preferred Stock shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected by such holders or until the expiration of the default period. Any vacancy in the Board of Directors may be filed by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in the foregoing sentence.

                  (vi) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may then be authorized by the Board of Directors.

                  (D) Except as set forth herein, holders of Series Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  Section 4. Certain Restrictions.

                  (a) Whenever quarterly dividends or other dividends or distributions payable on the Series Preferred Stock as provided in
         Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series Preferred Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series Preferred Stock, except dividends paid ratably on the Series Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the

         Series Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series Preferred Stock; or

                  (iv) purchase or otherwise acquire for consideration any shares of Series Preferred Stock, or any shares of stock ranking on a parity with the Series Preferred Stock, except in accordance pith a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5. Reacquired Shares. Any shares of Series Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  Section 6. Liquidation, Dissolution or Winding Up. Upon any voluntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series Preferred Stock unless, prior thereto, the holders of shares of Series Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 tines the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series Preferred Stock, except distributions made ratably on the Series Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common

Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7. Consolidation, Merger. etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shill at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount sot forth in the preceding sentence with respect to the exchange or change of shares of Series Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 8. No Redemption. The shares of Series Preferred Stock shall not be redeemable.

                  Section 9. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series Preferred Stock so as to affect them adversely without the affirmative vote of the holders, of two-thirds or more of the outstanding shares of Series Preferred Stock, voting together as a single class.

                  IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this twenty-third day of December, 1987.

                                         /s/ C. Barr Schuler
                                         ---------------------------------------
                                         C. Barr Schuler, Vice President



                                                     ATTEST


                                         /s/ Phillip J. Stuecker
                                         ---------------------------------------
                                         Phillip J. Stuecker, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             THOMAS INDUSTRIES INC.
                         -------------------------------


                  THOMAS INDUSTRIES INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("Corporation"), DOES HEREBY CERTIFY:

                  FIRST: That the Board of Directors of the Corporation, at a meeting of the Board of Directors, duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declared said amendment to be advisable and directed that the following proposed amendment be submitted to the shareholders of the Corporation for consideration at the 1988 Annual Meeting of Shareholders.

                  RESOLVED, that the Restated Certificate of Incorporation of the Corporation shall be amended such that the first paragraph thereof is to read as follows:

                  "FOURTH: The total number of shares of stock of all classes which the Corporation has authority to issue is Sixty Three Million (63,000,000) shares, of which Sixty Million (60,000,000) shares shall be Common Stock, with a par value of One Dollar ($1.00) per share, and Three Million (3,000,000) shares shall be Preferred Stock, with a par value of One Dollar ($1.00) per share."

                  SECOND: That the above amendment was approved by the affirmative vote of a majority of the outstanding stock of the Corporation entitled to vote thereon at the 1988 Annual Meeting of the Shareholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, THOMAS INDUSTRIES INC. has caused its seal to be hereunto affixed and this Certificate of Amendment to be signed by its President and its Secretary and Treasurer this 21st day of April, 1988.

                                               THOMAS INDUSTRIES, INC.



                                               By:  /s/ Thomas R. Fuller
                                                  ------------------------------
                                                        Thomas R. Fuller
                                                            President


ATTEST:


By: /s/ Phillip J. Stuecker
   ---------------------------------
         Phillip J. Stuecker
         Secretary and Treasurer

              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF
                       SERIES B JUNIOR PREFERRED STOCK OF
                             THOMAS INDUSTRIES, INC.

             PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE


         We, Timothy C. Brown, Chairman of the Board, and Phillip J. Stuecker, Secretary, of THOMAS INDUSTRIES INC., a corporation organized and existing under the General Corporation law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors by Article Fourth the Certificate of Incorporation of the Corporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors on December 10, 1997, adopted the following resolution creating a series of its Preferred Stock, par value $1.00 per share, designated as Series B Junior Preferred Stock:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation, in accordance with the provisions of its Articles of Incorporation, as amended, a series of Preferred Stock, Series B (the "Preferred Stock"), be and it hereby is, created, and that the designations and amount thereof and the relative rights, preferences and limitations of the shares of such series and the qualifications, limitations or restrictions thereof are as follows:

         Section 1. Designation and Amount. The shares of the series shall be designated as "Series B Junior Preferred Stock" (the "Series Preferred Stock") and the number of shares constituting the series shall be 300,000.

         Section 2. Dividends and Distributions.

         (A) The holders of shares of Series Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Divided Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $2.50, or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each of those cases the multiplier set forth in clause (b) of the preceding sentence shall be adjusted by multiplying such multiplier by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         The Corporation shall declare a dividend or distribution on the Series Preferred Stock as provided in this paragraph (A) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.50 per share on the Series Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

Dividends shall begin to accrue and be cumulative on outstanding shares of Series Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series Preferred Stock entitled to received payment of a dividend or distribution declared thereon, which record date shall be no more than 45 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series Preferred Stock shall entitled the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock; or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number o f shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein or by law, the holders of shares of Series Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (C)(i) If at any time dividends on any Series Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, the holders of Preferred Stock, voting as a class, irrespective of series, shall have the right to elect two Directors, which Directors shall be in addition to the then otherwise authorized number of Directors.

(ii) During any default period, such voting right of the holders of Series Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, provided that such voting right shall not be exercised unless the holders of 25% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. After the holders of Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within sixty days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph
(C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

         (iv) In any default period the holders of Common Stock, and other classes of stock of the Corporation, if applicable, shall continue to be entitled to elect the whole number of Directors then otherwise authorized.

         (v) The Directors elected by the holders of Preferred Stock shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected by such holders or until the expiration of the default period. Any vacancy in the Board of Directors may be filled by vote of a majority of the remaining Directors theretofore elected b the holders of the class of stock which elected the Director whose office shall have become vacant. Reference in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in the foregoing sentence.

         (vi) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may then be authorized by the Board of Directors.

         (D) Except as set forth herein, holders of Series Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

         (i) declare or pay dividends on, make any other distributions on, or redeemed or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series Preferred Stock:

(ii) declare or pay dividends on or make any other distributions or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series Preferred Stock, except dividends paid ratably on the Series Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series Preferred Stock; or

         (iv) purchase or otherwise acquire for consideration any shares of Series Preferred Stock, or any shares of stock ranking on a parity with the Series Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of the Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions or issuance set forth herein.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any voluntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series Preferred Stock unless, prior thereto, the holders of shares of Series Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provisions for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series Preferred Stock, except distributions made ratably on the Series Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchange for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change or shares of Series Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. No Redemption. The shares of Series Preferred Stock shall not be redeemable.

         Section 9. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series Preferred Stock, voting together as a single class.

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 10th day of December 1997.



                                     /s/ Timothy C. Brown
                                     ------------------------------
                                     Timothy C. Brown
                                     Chairman of the Board



                                     /s/ Phillip J. Stuecker
                                     ------------------------------
                                     Phillip J. Stuecker, Secretary